MREIC

Supplemental Information | A Public REIT Since 1968 | September 30, 2017

Indianapolis MSA

Pittsburgh MSA

Phoenix MSA

Lexington MSA

Milwaukee

Memphis MSA

Indianapolis MSA

Kansas City MSA

MONMOUTH REAL ESTATE INVESTMENT CORPORATION
3499 Route 9 North, Suite 3-D, Freehold, NJ 07728

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations, core funds from operations, adjusted funds from operations, net operating income and EBITDA, which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States. Please see page 18 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

Consolidated Balance Sheets

	As of	As of
	September 30, 2017	September 30, 2016
ASSETS

Real Estate Investments:
Land	$188,494,819	$162,110,595
Buildings and Improvements	1,250,626,187	995,489,304
Total Real Estate Investments	1,439,121,006	1,157,599,899
Accumulated Depreciation	(172,730,273)	(144,496,585)
Real Estate Investments	1,266,390,733	1,013,103,314

Real Estate Held for Sale	9,071,351	9,380,012
Cash and Cash Equivalents	10,226,046	95,749,508
Securities Available for Sale at Fair Value	123,764,770	73,604,894
Tenant and Other Receivables	1,753,054	1,444,824
Deferred Rent Receivable	8,049,275	6,917,431
Prepaid Expenses	5,434,874	4,830,987
Intangible Assets, net of Accumulated Amortization of $13,404,318 and $12,332,599, respectively	10,010,165	5,816,153
Capitalized Lease Costs, net of Accumulated Amortization of $3,393,187 and $3,238,516, respectively	4,180,907	4,165,268
Financing Costs, net of Accumulated Amortization of $619,555 and $246,678, respectively	875,709	1,245,923
Other Assets	3,280,871	7,227,571
TOTAL ASSETS	$1,443,037,755	$1,223,485,885

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt
Issuance Costs	$591,364,371	$477,476,010
Loans Payable	120,091,417	80,790,684
Accounts Payable and Accrued Expenses	4,450,753	3,998,771
Other Liabilities	14,265,518	9,868,572
Preferred Stock Called for Redemption	-0-	53,493,750
Total Liabilities	730,172,059	625,627,787

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
7.875% Series B Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: -0- and 2,300,000 Shares Authorized, Issued and Outstanding as of September 30, 2017 and 2016, respectively	-0-	57,500,000
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: 12,400,000 and 5,400,000 Shares Authorized as of September 30, 2017 and 2016, respectively; 9,839,445 and 5,400,000 Shares Issued and Outstanding as of September 30, 2017 and 2016, respectively	245,986,125	135,000,000
Common Stock, $0.01 Par Value Per Share: 192,039,750 and 194,600,000 Shares Authorized as of September 30, 2017 and 2016, respectively; 75,630,521 and 68,920,972 Shares Issued and Outstanding as of September 30, 2017 and 2016, respectively	756,305	689,210
Excess Stock, $0.01 Par Value Per Share: 200,000,000 Shares Authorized as of September 30, 2017 and 2016; No Shares Issued or Outstanding as of September 30, 2017 and 2016	-0-	-0-
Additional Paid-In Capital	459,552,701	391,726,621
Accumulated Other Comprehensive Income	6,570,565	12,942,267
Undistributed Income	-0-	-0-
Total Shareholders’ Equity	712,865,696	597,858,098
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,443,037,755	$1,223,485,885

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 3 of 23

Consolidated Statements of Income

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
INCOME:
Rental Revenue	$26,367,855	$22,126,728	$97,659,778	$81,592,429
Reimbursement Revenue	4,079,229	3,449,183	15,886,204	13,323,681
TOTAL INCOME	30,447,084	25,575,911	113,545,982	94,916,110

EXPENSES:
Real Estate Taxes	3,148,146	2,773,882	12,427,311	10,455,401
Operating Expenses	1,251,936	957,410	4,887,922	4,273,899
General and Administrative Expenses	2,501,693	2,836,283	7,809,546	7,936,124
Acquisition Costs	-0-	184,486	178,526	730,441
Depreciation	8,185,168	6,576,648	29,634,998	24,055,022
Amortization of Capitalized Lease Costs and Intangible Assets	497,375	614,283	1,824,751	2,032,658
TOTAL EXPENSES	15,584,318	13,942,992	56,763,054	49,483,545

OTHER INCOME (EXPENSE):
Dividend and Interest Income	2,299,911	1,565,937	6,930,564	5,616,392
Gain on Sale of Securities Transactions, net	17,770	3,239,190	2,311,714	4,398,599
Interest Expense, including Amortization of Financing Costs	(6,918,257)	(6,245,436)	(25,754,121)	(22,953,049)
TOTAL OTHER INCOME (EXPENSE)	(4,600,576)	(1,440,309)	(16,511,843)	(12,938,058)

NET INCOME	10,262,190	10,192,610	40,271,085	32,494,507

Less: Preferred Dividends	3,536,103	2,565,196	14,861,686	9,020,470
Less: Redemption of Preferred Stock	-0-	2,942,149	2,467,165	2,942,149

NET INCOME ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$6,726,087	$4,685,265	$22,942,234	$20,531,888

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 4 of 23

Net Income, FFO, Core FFO, AFFO, Adjusted EBITDA and NOI Reconciliations

(unaudited)

	For The		For The
	Three Months Ended		Twelve Months Ended
FFO, Core FFO, AFFO	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net Income Attributable to Common Shareholders	$6,726,087	$4,685,265	$22,942,234	$20,531,888
Plus: Depreciation Expense (Excluding Corporate Office)	8,145,660	6,541,113	29,478,322	23,931,530
Plus: Amortization of Intangible Assets	300,574	263,536	1,071,719	1,178,744
Plus: Amortization of Capitalized Lease Costs	222,293	376,238	855,000	955,881
Plus: Loss on Sale of Real Estate Investment	-0-	-0-	95,336	-0-
FFO Attributable to Common Shareholders	15,394,614	11,866,152	54,442,611	46,598,043
Plus: Acquisition Costs	-0-	184,486	178,526	730,441
Plus: Redemption of Preferred Stock	-0-	2,942,149	2,467,165	2,942,149
Core FFO Attributable to Common Shareholders	15,394,614	14,992,787	57,088,302	50,270,633
Plus: Stock Compensation Expense	183,652	619,777	624,706	926,465
Plus: Depreciation of Corporate Office Capitalized Costs	39,508	35,535	156,676	123,492
Plus: Amortization of Financing Costs	284,789	402,737	1,234,259	1,116,238
Plus: Non-recurring Other Expense (1)	-0-	-0-	-0-	500,000
Less: Gain on Sale of Securities Transactions, net	(17,770)	(3,239,190)	(2,311,714)	(4,398,599)
Less: Effect of non-cash U.S. GAAP Straight-line Rent Adjustment	(103,135)	(537,768)	(1,027,927)	(1,709,821)
Less: Recurring Capital Expenditures	(311,875)	(309,521)	(883,864)	(963,065)
AFFO Attributable to Common Shareholders	$15,469,783	$11,964,357	$54,880,438	$45,865,343

	Three Months Ended		Twelve Months Ended
Adjusted EBITDA	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net Income Attributable to Common Shareholders	$6,726,087	$4,685,265	$22,942,234	$20,531,888
Plus: Redemption of Preferred Stock	-0-	2,942,149	2,467,165	2,942,149
Plus: Preferred Dividends	3,536,103	2,565,196	14,861,686	9,020,470
Plus: Acquisition Costs	-0-	184,486	178,526	730,441
Plus: Depreciation and Amortization	8,682,543	7,190,931	31,459,749	26,087,680
Plus: Interest Expense, including Amortization of Financing Costs	6,918,257	6,245,436	25,754,121	22,953,049
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	25,492	25,491	101,968	101,967
Plus: Loss on Sale of Real Estate Investment	-0-	-0-	95,336	-0-
Less: Gain on Sale of Securities Transactions, net	(17,770)	(3,239,190)	(2,311,714)	(4,398,599)
Adjusted EBITDA	$25,870,712	$20,599,764	$95,549,071	$77,969,045

	Three Months Ended		Twelve Months Ended
Net Operating Income	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net Income Attributable to Common Shareholders	$6,726,087	$4,685,265	$22,942,234	$20,531,888
Plus: Redemption of Preferred Stock	-0-	2,942,149	2,467,165	2,942,149
Plus: Preferred Dividends	3,536,103	2,565,196	14,861,686	9,020,470
Plus: General and Administrative Expenses	2,501,693	2,836,283	7,809,546	7,936,124
Plus: Acquisition Costs	-0-	184,486	178,526	730,441
Plus: Depreciation	8,185,168	6,576,648	29,634,998	24,055,022
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	497,375	614,283	1,824,751	2,032,658
Plus: Interest Expense, including Amortization of Financing Costs	6,918,257	6,245,436	25,754,121	22,953,049
Less: Dividend and Interest Income	(2,299,911)	(1,565,937)	(6,930,564)	(5,616,392)
Less: Gain on Sale of Securities Transactions, net	(17,770)	(3,239,190)	(2,311,714)	(4,398,599)
Net Operating Income – NOI	$26,047,002	$21,844,619	$96,230,749	$80,186,810

	Three Months Ended		Twelve Months Ended
Components of Net Operating Income Consists of:	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Revenues:
Rental Revenue	$26,367,855	$22,126,728	$97,659,778	$81,592,429
Reimbursement Revenue	4,079,229	3,449,183	15,886,204	13,323,681
Total Rental and Reimbursement Revenue	30,447,084	25,575,911	113,545,982	94,916,110

Expenses:
Real Estate Taxes	3,148,146	2,773,882	12,427,311	10,455,401
Operating Expenses	1,251,936	957,410	4,887,922	4,273,899
Total Real Estate Taxes and Operating Expenses	4,400,082	3,731,292	17,315,233	14,729,300
Net Operating Income – NOI	$26,047,002	$21,844,619	$96,230,749	$80,186,810

(1)	Consists of one-time payroll expenditures.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 5 of 23

Financial Highlights

(unaudited)

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016

Weighted Average Common Shares Outstanding
Basic	74,634,201	68,013,820	72,114,078	65,468,564
Diluted	74,800,497	68,159,029	72,249,691	65,558,284

Net Income Attributable to Common Shareholders	$6,726,087	$4,685,265	$22,942,234	$20,531,888

Basic	$0.09	$0.07	$0.32	$0.31
Diluted	0.09	0.07	0.32	0.31

Net Operating Income – NOI	$26,047,002	$21,844,619	$96,230,749	$80,186,810

Basic	$0.35	$0.32	$1.33	$1.22
Diluted	0.35	0.32	1.33	1.22

Funds From Operations – FFO	$15,394,614	$11,866,152	$54,442,611	$46,598,043

Basic	$0.21	$0.17	$0.75	$0.71
Diluted	0.21	0.17	0.75	0.71

Core Funds From Operations - Core FFO	$15,394,614	$14,992,787	$57,088,302	$50,270,633

Basic	$0.21	$0.22	$0.79	$0.77
Diluted	0.21	0.22	0.79	0.77

Core FFO Excluding Gains on Securities Transactions, net	$15,376,844	$11,753,597	$54,776,588	$45,872,034

Basic	$0.21	$0.17	$0.76	$0.70
Diluted	0.21	0.17	0.76	0.70

Adjusted Funds From Operations – AFFO	$15,469,783	$11,964,357	$54,880,438	$45,865,343

Basic	$0.21	$0.18	$0.76	$0.70
Diluted	0.21	0.18	0.76	0.70

Dividends Declared per Common Share	$0.16	$0.16	$0.64	$0.64

Dividend/AFFO Payout Ratio	76.2%

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 6 of 23

Same Property Statistics

(unaudited)

	For The
	Three Months Ended
	9/30/2017		9/30/2016	Change	Change %

Total Square Feet / Total Properties	18,790,021 / 108		16,010,372 / 99	2,779,649	17.4%

Occupancy Percentage at End of Period	99.3%		99.6%	(30) bps	(0.3)%
		14,095,799/ 92
Same Property Square Feet / Number of Same Properties

Same Property Occupancy Percentage at End of Period	99.1%		99.6%	(50) bps	(0.5)%

Same Property Net Operating Income (NOI) (GAAP)	$19,446,005		$19,628,289	$(182,284)	(0.9)%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(188,586)		(246,731)	58,145
Same Property Cash NOI (Cash)	$19,257,419		$19,381,558	$(124,139)	(0.6)%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during these periods.

The 0.9% decrease, amounting to $182,284 in Same Property NOI, consists of $176,316 attributable to decreased Same Property NOI from vacant properties and by a decrease in Same Property NOI from occupied properties of $5,968.

The 0.6% decrease, amounting to $124,139 in Same Property Cash NOI, consists of $55,127 attributable to increased Same Property Cash NOI from occupied properties offset by a decrease in Same Property Cash NOI from vacant properties of $179,266.

Reconciliation of Same Property NOI to Total NOI

	For The
	Three Months Ended
	9/30/2017	9/30/2016	Change	Change %

Same Property NOI (GAAP)	$19,446,005	$19,628,289	$(182,284)	(0.9)%

NOI of properties purchased subsequent to June 30, 2016 (twelve properties for fiscal 2017 and two properties for fiscal 2016)	5,046,022	637,849

NOI of properties expanded subsequent to June 30, 2016 (four properties for fiscal 2017 and 2016)	1,554,975	1,615,301

NOI of property sold subsequent to June 30, 2016 (one property sold during fiscal 2017)	-0-	(36,820)
Total NOI	$26,047,002	$21,844,619	$4,202,383	19.2%

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 7 of 23

Same Property Statistics

(unaudited)

	For The
	Twelve Months Ended
	9/30/2017		9/30/2016	Change	Change %

Total Square Feet / Total Properties	18,790,021 / 108		16,010,372 / 99	2,779,649	17.4%

Occupancy Percentage at End of Period	99.3%		99.6%	(30) bps	(0.3)%

Same Property Square Feet / Number of Same Properties		12,890,600 / 86

Same Property Occupancy Percentage at End of Period	99.0%		100.0%	(100) bps	(1.0)%

Same Property Net Operating Income (NOI) (GAAP)	$68,858,695		$68,916,086	$(57,391)	(0.1)%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(642,225)		(1,304,967)	662,742
Same Property Cash NOI (Cash)	$68,216,470		$67,611,119	$605,351	0.9%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during these periods.

The 0.1% decrease, amounting to $57,391 in Same Property NOI, consists of $303,428 attributable to increased Same Property NOI from filling previously vacant properties offset by a decrease in Same Property NOI from occupied properties of $360,819.

The 0.9% increase, amounting to $605,351 in Same Property Cash NOI, consists of $519,556 attributable to increased Same Property Cash NOI from filling previously vacant properties and by an increase in Same Property Cash NOI from occupied properties of $85,795.

Reconciliation of Same Property NOI to Total NOI

	For The
	Twelve Months Ended
	9/30/2017	9/30/2016	Change	Change %

Same Property NOI (GAAP)	$68,858,695	$68,916,086	$(57,391)	(0.1)%

NOI of properties purchased subsequent to September 30, 2015 (eighteen properties for fiscal 2017 and eight properties for fiscal 2016)	21,239,288	6,539,129

NOI of properties expanded subsequent to September 30, 2015 (four properties for fiscal 2017 and 2016)	6,246,804	4,889,554

NOI of property sold subsequent to September 30, 2015 (one property sold during fiscal 2017)	(114,038)	(157,959)
Total NOI	$96,230,749	$80,186,810	$16,043,939	20.0%

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 8 of 23

Consolidated Statements of Cash Flows

	For The
	Twelve Months Ended
	9/30/2017	9/30/2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$40,271,085	$32,494,507
Noncash Items Included in Net Income:
Depreciation & Amortization	32,694,009	27,203,918
Stock Compensation Expense	624,706	926,465
Deferred Straight Line Rent	(463,842)	(1,080,699)
Gain on Sale of Securities Transactions, net	(2,311,714)	(4,398,599)
Loss on Sale of Real Estate Investment	95,336	-0-
Changes in:
Tenant & Other Receivables	(206,262)	(559,805)
Prepaid Expenses	(603,887)	(899,371)
Other Assets & Capitalized Lease Costs	15,353	(1,814,638)
Accounts Payable, Accrued Expenses & Other Liabilities	3,753,082	2,827,722
NET CASH PROVIDED BY OPERATING ACTIVITIES	73,867,866	54,699,500

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Estate & Intangible Assets	(286,951,980)	(210,747,340)
Capital Improvements	(4,974,988)	(21,566,561)
Proceeds on Sale of Real Estate	4,125,819	-0-
Return of Deposits on Real Estate	3,400,000	2,950,000
Deposits Paid on Acquisitions of Real Estate	(450,000)	(2,200,000)
Proceeds from Sale of Securities Available for Sale	17,274,946	22,774,768
Purchase of Securities Available for Sale	(71,494,810)	(19,055,956)
NET CASH USED IN INVESTING ACTIVITIES	(339,071,013)	(227,845,089)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Fixed Rate Mortgage Notes Payable	188,809,000	153,428,485
Principal Payments on Fixed Rate Mortgage Notes Payable	(73,594,586)	(43,671,506)
Net Proceeds (Repayments) from Loans Payable	39,300,733	(4,250,702)
Financing Costs Paid on Debt	(2,190,098)	(2,646,393)
Redemption of 7.625% Series A Preferred Stock	(53,493,750)	-0-
Redemption of 7.875% Series B Preferred Stock	(57,500,000)	-0-
Proceeds from Underwritten Public Offering of 6.125% Series C Preferred Stock, net of offering costs	71,003,093	130,543,422
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	35,733,885	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	81,805,937	63,806,651
Proceeds from the Exercise of Stock Options	469,300	1,883,300
Preferred Dividends Paid	(14,500,474)	(8,607,032)
Common Dividends Paid, net of Reinvestments	(36,163,355)	(33,665,037)
NET CASH PROVIDED BY FINANCING ACTIVITIES	179,679,685	256,821,188

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(85,523,462)	83,675,599
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	95,749,508	12,073,909
CASH AND CASH EQUIVALENTS AT END OF YEAR	$10,226,046	$95,749,508

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 9 of 23

Capital Structure and Leverage Ratios

(unaudited)

	As of	As of
	9/30/2017	9/30/2016

Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$591,364,371	$477,476,010
Loans Payable	120,091,417	80,790,684
Preferred Stock Called for Redemption	-0-	53,493,750
Total Debt	711,455,788	611,760,444

7.875% Series B Cumulative Redeemable Preferred Stock	-0-	57,500,000
6.125% Series C Cumulative Redeemable Preferred Stock	245,986,125	135,000,000
Total Preferred Stock	245,986,125	192,500,000

Common Stock, Paid-In-Capital & Other	466,879,571	405,358,098
Total Shareholders’ Equity	712,865,696	597,858,098

Total Book Capitalization	1,424,321,484	1,209,618,542

Accumulated Depreciation	177,372,518	148,830,169
Total Undepreciated Book Capitalization	$1,601,694,002	$1,358,448,711

Shares Outstanding	75,630,521	68,920,972
Market Price Per Share	$16.19	$14.27

Equity Market Capitalization	$1,224,458,135	$983,502,270
Total Debt	711,455,788	611,760,444
Total Preferred Stock	245,986,125	192,500,000
Total Market Capitalization	$2,181,900,048	$1,787,762,714

Total Debt	$711,455,788	$611,760,444
less: Cash and Cash Equivalents	10,226,046	95,749,508
Net Debt	$701,229,742	$516,010,936
less: Securities Available for Sale at Fair Value (Securities)	123,764,770	73,604,894
Net Debt Less Securities	$577,464,972	$442,406,042

Net Debt / Total Undepreciated Book Capitalization	43.8%	38.0%
Net Debt / Total Market Capitalization	32.1%	28.9%
Net Debt Plus Preferred / Total Market Capitalization	43.4%	39.6%
Net Debt Less Securities / Total Undepreciated Book Capitalization	36.1%	32.6%
Net Debt Less Securities / Total Market Capitalization	26.5%	24.7%
Net Debt Less Securities Plus Preferred / Total Market Capitalization	37.7%	35.5%

Weighted Average Interest Rate on Fixed Rate Debt	4.18%	4.49%

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 10 of 23

Capital Structure and Leverage Ratios continued

(unaudited)

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net Income	$10,262,190	$10,192,610	$40,271,085	$32,494,507
plus: Depreciation and Amortization	8,682,543	7,190,931	31,459,749	26,087,680
plus: Interest Expense, including Amortization of Financing Costs	6,918,257	6,245,436	25,754,121	22,953,049
plus: Acquisition Costs	-0-	184,486	178,526	730,441
plus: Net Amortization of Acquired Above and Below Market Lease Revenue	25,492	25,491	101,968	101,967
plus: Loss on Sale of Real Estate Investment	-0-	-0-	95,336	-0-
less: Gain on Sale of Securities Transactions, net	(17,770)	(3,239,190)	(2,311,714)	(4,398,599)
Adjusted EBITDA	$25,870,712	$20,599,764	$95,549,071	$77,969,045

Interest Expense, including Amortization of Financing Costs	$6,918,257	$6,245,436	$25,754,121	$22,953,049
Preferred Dividends	3,536,103	2,565,196	14,861,686	9,020,470
Total Fixed Charges	$10,454,360	$8,810,632	$40,615,807	$31,973,519

Interest Coverage	3.7 x	3.3 x	3.7 x	3.4 x
Fixed Charge Coverage	2.5 x	2.3 x	2.4 x	2.4 x

Net Debt	$701,229,742	$516,010,936	$701,229,742	$516,010,936
Net Debt Less Securities	577,464,972	442,406,042	577,464,972	442,406,042
Total Preferred Stock	245,986,125	192,500,000	245,986,125	192,500,000
Annualized Adjusted EBITDA	103,482,848	82,399,056	95,549,071	77,969,045

Net Debt / Adjusted EBITDA	6.8 x	6.3 x	7.3 x	6.6 x
Net Debt Less Securities / Adjusted EBITDA	5.6 x	5.4 x	6.0 x	5.7 x
Net Debt + Preferred / Adjusted EBITDA	9.2 x	8.6 x	9.9 x	9.1 x
Net Debt Less Securities + Preferred / Adjusted EBITDA	8.0 x	7.7 x	8.6 x	8.1 x

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 11 of 23

Debt Maturity

(unaudited)

Total Debt ($000's)
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
-
8.0%
7.7%
21.0%
5.5%
8.6%
49.2%
2018
2019
2020
2021
2022
Thereafter
Mortgages
Loans Payable

			Loans			% of
Fiscal Year Ended		Mortgages	Payable		Total	Total

2018		$47,115,220	10,091,417	(B)	$57,206,637	8.0%
2019		55,601,883	-0-		55,601,883	7.7%
2020		39,722,075	110,000,000	(C)	149,722,075	21.0%
2021		40,598,551	-0-		40,598,551	5.5%
2022		61,945,863	-0-		61,945,863	8.6%
Thereafter		353,978,975	-0-		353,978,975	49.2%

Total as of 9/30/2017	(A)	$598,962,567	$120,091,417		$719,053,984	100.0%

Weighted Average Interest Rate		4.18%	2.87%		3.96%
Weighted Average Term		11.64 yrs.	2.75 yrs.		10.16 yrs.

(A)	Mortgages does not include unamortized debt issuance costs of $7,598,196.
(B)	Represents margin debt which is due upon demand and bears an interest rate of 2.05%.
(C)	Represents the amount drawn down on a line of credit that has a one year extension option, which is not reflected above.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 12 of 23

Property Table by Tenant

(unaudited)

		Property	Square	Occupied Square	% of Occupied	Annual	% of Total Ann.	Rent Per sf	Undepreciated		Mortgage
Tenant		Count	Footage	Footage	sf	Rent	Rent	Occup.	Cost		Balance

FedEx Ground Package System, Inc.		43	7,967,706	7,967,706	42.4%	$59,179,000	53.3%	$7.43	$811,111,526		$373,163,798
FedEx Corporation		15	1,423,313	1,423,313	7.6%	6,687,000	6.0%	4.70	86,989,079		13,636,437
Total FedEx		58	9,391,019	9,391,019	50.0%	65,866,000	59.3%	7.01	898,100,605		386,800,235

Milwaukee Electric Tool Corporation		1	861,889	861,889	4.6%	3,010,000	2.7%	3.49	36,914,917		23,461,936
ULTA, Inc.		1	671,354	671,354	3.6%	2,677,000	2.4%	3.99	37,512,071		21,485,141
Jim Beam Brands Company		1	599,840	599,840	3.2%	2,032,000	1.8%	3.39	28,000,000		17,560,855
International Paper Company		2	578,472	578,472	3.1%	2,580,000	2.3%	4.46	36,175,715		21,931,292
TreeHouse Private Brands, Inc.		1	558,600	558,600	3.0%	2,186,000	2.0%	3.91	26,807,852		16,014,719
CBOCS Distribution, Inc. (Cracker Barrel)		1	381,240	381,240	2.0%	1,433,000	1.3%	3.76	14,215,126		7,446,653
Best Buy Warehousing Logistics, Inc.		1	368,060	368,060	2.0%	1,660,000	1.5%	4.51	19,600,000		9,887,817
Coca-Cola		2	323,358	323,358	1.7%	1,684,000	1.5%	5.21	20,504,069		5,644,954
Autoneum North America, Inc.		1	315,560	315,560	1.7%	1,700,000	1.5%	5.39	21,040,395		15,227,062
Science Applications International Corporation		1	302,400	302,400	1.6%	1,476,000	1.3%	4.88	13,374,441		-0-
United Technologies Corporation		3	283,150	283,150	1.5%	2,258,000	2.0%	7.97	27,687,512		7,233,486
Bunzl USA Holdings, Inc.		2	268,778	268,778	1.4%	1,468,000	1.3%	5.46	18,379,665		12,735,149
Woodstream Corporation	(B)	1	256,000	256,000	1.4%	910,000	0.8%	3.55	8,885,429		-0-
Anda Pharmaceuticals, Inc.		1	234,660	234,660	1.2%	1,200,000	1.1%	5.11	14,550,000		8,171,480
UGN, Inc.		1	232,200	232,200	1.2%	1,060,000	1.0%	4.57	12,937,000		7,608,083
Mickey Thompson Performance Tires and Wheels (Cooper Tire)		1	219,765	219,765	1.2%	1,500,000	1.3%	6.83	18,934,065		12,700,000
Caterpillar Logistics Services, Inc.	(E)	1	218,120	218,120	1.2%	1,169,000	1.1%	5.36	14,868,857		-0-
Anheuser-Busch, Inc.		1	184,800	184,800	1.0%	810,000	0.7%	4.38	12,697,848		-0-
Carlisle Tire & Wheel Company		1	179,280	179,280	1.0%	787,000	0.7%	4.39	7,232,986		-0-
NF&M International, Inc.	(A)	1	174,802	174,802	0.9%	833,000	0.7%	4.77	5,391,816		-0-
Home Depot USA, Inc.		1	171,200	171,200	0.9%	988,000	0.9%	5.77	11,298,367		-0-
Kellogg Sales Company		3	170,279	170,279	0.9%	982,000	0.9%	5.77	12,190,257		-0-
Victory Packaging, L.P.		1	148,000	148,000	0.8%	496,000	0.4%	3.35	5,451,629		-0-
Challenger Lifts, Inc. (Snap-on Inc.)		1	137,500	137,500	0.7%	831,000	0.7%	6.04	11,304,000		6,914,142
Altec Industries, Inc.	(B)	1	126,880	126,880	0.7%	367,000	0.3%	2.89	4,403,841		-0-
General Electric Company		1	125,860	125,860	0.7%	1,315,000	1.2%	10.45	19,950,000		11,963,800
The American Bottling Company (Dr Pepper Snapple)		2	110,080	110,080	0.6%	739,000	0.7%	6.71	10,498,031		1,812,575
Style Crest, Inc.		1	106,507	106,507	0.6%	381,000	0.3%	3.58	7,238,613		-0-
Pittsburgh Glass Works, LLC		1	102,135	102,135	0.5%	427,000	0.4%	4.18	4,245,913		-0-
Holland 1916 Inc.		1	95,898	95,898	0.5%	345,000	0.3%	3.60	7,397,881		-0-
National Oilwell Varco, Inc.		1	91,295	91,295	0.5%	750,000	0.7%	8.22	8,148,458		2,619,835
Joseph T. Ryerson and Son, Inc.		1	89,052	89,052	0.5%	506,000	0.5%	5.68	6,977,442		-0-
CHEP USA, Inc.		1	83,000	83,000	0.4%	497,000	0.4%	5.99	7,405,447		-0-
Datatel Resources Corporation	(A)	1	80,856	80,856	0.4%	244,000	0.2%	3.02	2,494,026		-0-
Sherwin-Williams Company		2	78,887	78,887	0.4%	640,000	0.6%	8.11	7,244,126		-0-
RGH Enterprises, Inc. (Cardinal Health)		1	75,000	75,000	0.4%	601,000	0.5%	8.01	5,525,600		-0-
Tampa Bay Grand Prix		1	68,385	68,385	0.3%	293,000	0.3%	4.28	5,677,982		-0-
Various Tenants at Retail Shopping Center		1	64,220	64,220	0.3%	792,000	0.7%	12.33	3,072,890		-0-
SOFIVE, Inc.		1	60,400	60,400	0.3%	548,000	0.6%	9.07	4,903,589		1,743,353
Siemens Real Estate		1	51,130	51,130	0.3%	479,000	0.5%	9.37	4,452,425		-0-
Graybar Electric Company		1	26,340	26,340	0.1%	109,000	0.2%	4.14	1,858,591		-0-
Tenant Total as of 9/30/17		106	18,666,251	18,666,251	99.3%	$110,629,000	99.6%	$5.93	$1,445,549,477	(C)	$598,962,567

Vacant		2	123,770	-0-	0.0%	(D) 419,000	0.4%	-0-	7,274,060		-0-
Total as of 9/30/17		108	18,790,021	18,666,251	99.3%	$111,048,000	100.0%	$5.93	$1,452,823,537		$598,962,567

Acquisitions Subsequent to 9/30/17
FedEx Corporation		1	121,683	121,683	0.6%	1,312,000	1.2%	10.78
Pro Forma Total with Acquisitions Subsequent to 9/30/17		109	18,911,704	18,787,934	99.3%	$112,360,000	100.0%	$5.96

Leasing Activity Subsequent to 9/30/17
Rinnai America Corporation	(E)	-	-	-	-	$831,000	-	3.81
FBM Gypsum Supply of Illinois, LLC	(F)	-	-	36,270	0.2%	$172,000	-	4.74
Pro Forma Total		109	18,911,704	18,824,204	99.5%			$5.94

(A) NF&M International and Datatel Resources are located at one property and therefore are counted as one property in the Property Count total.

(B) Woodstream Corporation and Altec Industries, Inc. are located at one property and therefore are counted as one property in the Property Count total.

Other than these two properties indicated in footnotes (A) and (B) and the one retail property, all other properties are single-tenant.

(C) Does not include unamortized debt issuance costs of $7,598,196.

(D) Includes rental revenue from property during Fiscal 2017 prior to becoming vacant.

(E) Effective December 31, 2017, Caterpillar Logistics Services, Inc. will vacate the Company’s 218,120 square foot building, located in Griffin, GA and Rinnai America Corporation will take occupancy effective January 1,2018. The new 3 year lease agreement will go through

December 31, 2020 with an initial annual rent of $807,044, representing $3.70 per square foot, and 3.0% annual increases thereafter.

(F) Entered into a 10.2 year lease agreement through December 31, 2027 with FBM Gypsum Supply of Illinois, LLC for a previously vacant property. The lease commenced on November 1, 2017, with 2 months of free rent, after which initial annual rent of $159,888, representing $4.40 per square foot, will commence with 2.0% annual increases thereafter.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 13 of 23

Property Table by State

(unaudited)

		Property	Square	Occupied Square	% of Total	Annual	% of Total Ann.	Rent Per sf	Undepreciated		Mortgage
State		Count	Footage	Footage	sf	Rent	Rent	Occup.	Cost		Balance
Florida		13	1,899,643	1,812,143	10.1%	$13,883,000	12.5%	$7.66	$201,147,496		$94,725,894
Texas		10	1,781,967	1,781,967	9.5%	14,182,000	12.8%	7.96	182,162,771		83,671,625
Ohio		9	1,550,706	1,550,706	8.3%	8,859,000	8.0%	5.71	109,644,097		46,741,509
Kentucky		3	1,295,940	1,295,940	6.9%	5,049,000	4.5%	3.90	66,111,852		40,489,716
Mississippi		4	1,158,889	1,158,889	6.2%	4,439,000	4.0%	3.83	55,224,199		31,633,416
Indiana		2	999,176	999,176	5.3%	4,210,000	3.8%	4.21	62,518,443		32,867,047
Illinois		9	958,045	958,045	5.1%	6,101,000	5.5%	6.37	82,238,327		9,145,097
North Carolina		4	939,706	939,706	5.0%	5,648,000	5.1%	6.01	85,778,184		45,112,835
Tennessee		3	891,777	891,777	4.7%	3,077,000	2.8%	3.45	33,853,581		13,329,321
South Carolina		4	886,675	886,675	4.7%	5,266,000	4.7%	5.94	57,442,796		17,347,141
Michigan		4	833,054	833,054	4.4%	5,574,000	5.0%	6.69	72,970,158		27,442,510
Kansas		4	813,043	813,043	4.3%	4,652,000	4.2%	5.72	60,943,937		32,159,377
Missouri		5	804,397	804,397	4.3%	3,121,000	2.8%	3.88	39,384,765		6,799,803
New York		4	568,965	568,965	3.0%	4,204,000	3.8%	7.39	55,232,098		22,532,881
Pennsylvania		3	504,040	504,040	2.7%	3,043,000	2.7%	6.04	36,844,491		15,606,639
Virginia		5	407,265	407,265	2.2%	2,442,000	2.2%	6.00	34,515,755		4,867,194
Colorado		3	363,597	363,597	1.9%	3,040,000	2.8%	8.36	42,058,523		19,423,049
Oklahoma		3	314,941	314,941	1.7%	2,029,000	1.8%	6.44	25,060,932		11,667,585
Georgia		3	307,662	307,662	1.6%	1,743,000	1.6%	5.67	22,209,941		562,454
Arizona		1	283,358	283,358	1.5%	1,352,000	1.2%	4.77	16,824,226		4,525,118
Wisconsin		2	238,666	238,666	1.3%	1,300,000	1.2%	5.45	15,952,361		2,956,605
Washington		1	210,445	210,445	1.1%	1,962,000	1.8%	9.32	30,228,547		18,839,050
Louisiana		1	175,315	175,315	0.9%	1,260,000	1.1%	7.19	18,410,000		11,814,941
Maryland		1	148,881	148,881	0.8%	1,426,000	1.3%	9.58	14,512,355		-0-
New Jersey		2	124,620	124,620	0.7%	1,340,000	1.2%	10.75	7,976,479		1,743,353
Nebraska		1	89,115	89,115	0.5%	446,000	0.4%	5.00	5,944,691		-0-
Alabama		1	88,653	88,653	0.5%	605,000	0.5%	6.82	6,661,811		589,073
Minnesota		1	60,398	60,398	0.3%	372,000	0.3%	6.16	5,220,000		2,369,334
Connecticut		1	54,812	54,812	0.3%	329,000	0.3%	6.00	3,494,108		-0-
Iowa		1	36,270	-0-	0.2%	94,000	0.1%	-0-	2,256,613		-0-
Total as of 9/30/17		108	18,790,021	18,666,251	100.0%	$111,048,000	100.0%	$5.93	$1,452,823,537	(A)	$598,962,567

Acquisitions Subsequent to 9/30/17
South Carolina		1	121,683	121,683	0.6%	1,312,000	1.2%	10.78
Pro Forma Total with Acquisitions Subsequent to 9/30/17		109	18,911,704	18,787,934	100.0%	$112,360,000	100.0%	$5.96

Leasing Activity Subsequent to 9/30/17
Georgia	(B)	-	-	-	-	$831,000	-	3.81
Iowa	(C)	-	-	36,270	0.2%	$172,000	-	4.74
Pro Forma Total		109	18,911,704	18,824,204	100.0%			$5.94

(A)	Does not include unamortized debt issuance costs of $7,598,196.
(B)	Effective December 31, 2017, the current tenant will vacate a property located in Georgia. A new tenant entered into a 3 year lease agreement for this property that will commence on January 1, 2018.
(C)	Entered into a 10.2 year lease agreement which commenced on November 1, 2017 for a previously vacant property located in Iowa

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 14 of 23

Lease Expirations

(unaudited)

		Property	Square	% of Total	Annual	% of Total Ann.	Rent Per sf	Lease Exp. in Term	Undepreciated		Mortgage
Fiscal Year		Count	Footage	sf	Rent	Rent	Occup.	Years	Cost		Balance

2018	(A)	13	1,248,482	6.6%	$7,605,000	6.8%	$6.09	0.6	$87,489,133		$3,126,009
2019		9	1,370,849	7.3%	7,116,000	6.4%	5.19	1.6	81,583,394		13,116,154
2020		4	383,449	2.0%	2,116,000	1.9%	5.52	2.7	27,447,899		-0-
2021	(A)	7	827,110	4.4%	3,705,000	3.3%	4.48	3.8	44,346,159		7,919,639
2022		7	1,138,320	6.1%	6,376,000	5.7%	5.60	4.5	75,976,837		27,591,507
2023	(A)	12	1,489,524	7.9%	8,719,000	7.9%	5.85	5.7	109,526,421		25,588,016
2024		12	1,853,948	9.9%	11,318,000	10.2%	6.10	6.7	140,291,109		45,202,817
2025	(A)	9	2,404,478	12.8%	12,207,000	11.0%	5.08	7.6	159,803,550		79,976,833
2026		6	912,361	4.9%	7,304,000	6.6%	8.01	8.6	98,151,052		43,010,697
2027		10	1,472,852	7.8%	9,078,000	8.2%	6.16	9.8	121,951,349		43,247,082
2028		3	1,068,189	5.7%	4,279,000	3.9%	4.01	10.7	53,089,273		31,215,705
2029		2	262,613	1.4%	1,515,000	1.4%	5.77	11.8	21,954,950		9,145,097
2030		4	1,044,832	5.6%	7,388,000	6.7%	7.07	12.5	109,198,469		65,933,503
2031		3	963,269	5.1%	7,110,000	6.4%	7.38	13.6	104,367,000		68,718,772
2032		5	1,603,155	8.5%	11,815,000	10.6%	7.37	14.5	180,492,139		119,156,017
2034		1	558,600	3.0%	2,186,000	2.0%	3.91	16.1	26,807,852		16,014,719
Various tenants at retail shopping center		1	64,220	0.3%	792,000	0.7%	12.33	-0-	3,072,890		-0-
Vacant		2	123,770	0.7%	(C) 419,000	0.4%	-0-	-0-	7,274,061		-0-
Total as of 9/30/17		108	18,790,021	100.0%	$111,048,000	100.0%	$5.93	7.9	$1,452,823,537	(B)	$598,962,567

Acquisitions Subsequent to 9/30/17
2032		1	121,683	0.6%	1,312,000	1.2%	10.78	14.9
Pro Forma Total with Acquisitions Subsequent to 9/30/17		109	18,911,704	100.0%	$112,360,000	100.0%	$5.96	7.9

Leasing Activity Subsequent to 9/30/17
2021	(D)	-	-	-	$831,000	-	3.81	3.3
2028	(E)	-	-	-	$172,000	-	4.74	10.2
Pro Forma Total		109	18,911,704	100.0%			$5.94	8.0

(A) Included in 2018 is Datatel Resources and included in 2025 is NF&M International which both occupy one property. Included in 2021 is Woodstream Corporation and included in 2023 is Altec Industries which both occupy one property.

Other than these two properties and the one retail property, all other properties are single-tenant.

(B) Does not include unamortized debt issuance costs of $7,598,196.

(C) Includes rental revenue from property during Fiscal 2017 prior to becoming vacant.

(D) Effective December 31, 2017, the current tenant will vacate property. A new tenant entered into a 3 year lease agreement for this property that will commence on January 1, 2018.

(E) Entered into a 10.2 year lease agreement which commenced on November 1, 2017 for a previously vacant property.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 15 of 23

Recent Acquisitions During Fiscal 2017

(unaudited)

		City		Fiscal Year	Square	Annual	Rent Per sf	Lease	Purchase	Initial Mortgage
No	Tenant	(MSA)	State	Acquisition	Footage	Rent	Occup.	Expiration	Price	Balance
1	FedEx Ground Package System, Inc.	Hamburg (Buffalo)	NY	2017	338,584	$2,309,000	$6.82	3/31/2031	$35,100,000	$23,500,000
2	FedEx Ground Package System, Inc. (A)	Ft. Myers	FL	2017	213,672	1,365,000	6.39	9/30/2026	21,001,538	14,500,000
3	FedEx Ground Package System, Inc.	Walker (Grand Rapids)	MI	2017	343,483	2,102,000	6.12	1/31/2032	32,120,000	20,875,000
4	FedEx Ground Package System, Inc.	Mesquite (Dallas)	TX	2017	351,874	3,194,000	9.08	3/31/2032	50,621,072	32,900,000
5	Autoneum North America, Inc.	Aiken (Augusta, GA)	SC	2017	315,560	1,700,000	5.39	4/30/2032	21,933,000	15,350,000
6	FedEx Ground Package System, Inc.	Homestead (Miami)	FL	2017	237,756	2,282,000	9.60	3/31/2032	38,347,933	24,800,000
7	Bunzl Distribution Oklahoma, Inc.	Oklahoma City	OK	2017	110,361	721,000	6.53	8/31/2024	9,000,000	6,000,000
8	FedEx Ground Package System, Inc.	Concord (Charlotte)	NC	2017	354,482	2,537,000	7.16	5/31/2032	40,598,446	26,184,000
9	International Paper Company	Kenton	OH	2017	298,472	1,243,000	4.16	8/31/2027	18,299,032	12,000,000
10	Mickey Thompson Performance Tires and Wheels (Cooper Tire)	Stow	OH	2017	219,765	1,500,000	6.83	8/31/2027	19,500,000	12,700,000
	Total as of 9/30/17				2,784,009	$18,953,000	$6.81		$286,521,021	$188,809,000

	Acquisitions Subsequent to 9/30/17
1	FedEx Corporation	Charleston	SC	2018	121,683	1,312,000	10.78	8/31/2032	21,872,170	14,200,000
					2,905,692	$20,265,000	$6.97		$308,393,191	$203,009,000

(A)	On September 1, 2017, a parking lot expansion was completed resulting in a new 10 year lease which extended the prior lease expiration from 9/30/26 to 8/31/27 and increased annual rent from $1,365,000 to $1,418,000.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 16 of 23

Property Table

(unaudited)

					Fiscal Year		Square	Annual	RentPer sf	Lease Exp. Term in	Undepreciated	Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
1	Milwaukee Electric Tool Corporation		Olive Branch (Memphis, TN)	MS	2013	100.0%	861,889	$3,010,000	$3.49	10.8	$36,914,917	$23,461,936
2	ULTA, Inc.		Greenwood (Indianapolis)	IN	2015	100.0%	671,354	2,677,000	3.99	7.8	37,512,071	21,485,141
3	Jim Beam Brands Company		Frankfort (Lexington)	KY	2015	100.0%	599,840	2,032,000	3.39	7.3	28,000,000	17,560,855
4	TreeHouse Private Brands, Inc.		Buckner (Louisville)	KY	2014	100.0%	558,600	2,186,000	3.91	16.1	26,807,852	16,014,719
5	FedEx Corporation		Memphis	TN	2010	100.0%	449,900	1,327,000	2.95	1.7	14,621,937	5,882,668
6	Woodstream Corporation	(A)	St. Joseph	MO	2001	100.0%	256,000	910,000	3.55	4.0	8,885,429	-0-
	Altec Industries, Inc.	(A)	St. Joseph	MO	2001	100.0%	126,880	367,000	2.89	5.4	4,403,841	-0-
7	CBOCS Distribution, Inc. (Cracker Barrel)		Lebanon (Nashville)	TN	2011	100.0%	381,240	1,433,000	3.76	6.8	14,215,126	7,446,653
8	Best Buy Warehousing Logistics, Inc.		Streetsboro (Cleveland)	OH	2012	100.0%	368,060	1,660,000	4.51	4.3	19,600,000	9,887,817
9	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2017	100.0%	354,482	2,537,000	7.16	14.7	40,043,145	26,184,000
10	FedEx Ground Package System, Inc.		Mesquite (Dallas)	TX	2017	100.0%	351,874	3,194,000	9.08	14.5	49,880,493	32,623,355
11	FedEx Ground Package System, Inc.		Walker (Grand Rapids)	MI	2017	100.0%	343,483	2,102,000	6.12	14.3	31,654,986	20,530,135
12	FedEx Ground Package System, Inc.		Hamburg (Buffalo)	NY	2017	100.0%	338,584	2,309,000	6.82	13.5	34,850,000	22,532,881
13	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2016	100.0%	330,717	2,234,000	6.76	7.8	33,044,797	18,928,835
14	FedEx Ground Package System, Inc.		Indianapolis	IN	2014	100.0%	327,822	1,533,000	4.68	6.6	25,006,372	11,381,906
15	Autoneum North America, Inc.		Aiken (Augusta, GA)	SC	2017	100.0%	315,560	1,700,000	5.39	14.6	21,040,395	15,227,062
16	FedEx Ground Package System, Inc.		Olathe (Kansas City)	KS	2016	100.0%	313,763	2,196,000	7.00	13.7	31,737,000	21,108,249
17	FedEx Ground Package System, Inc.		Davenport (Orlando)	FL	2016	100.0%	310,922	2,605,000	8.38	13.6	37,780,000	25,077,642
18	FedEx Ground Package System, Inc.		Ft. Worth (Dallas)	TX	2015	100.0%	304,608	2,367,000	7.77	12.6	35,300,832	22,116,268
19	Science Applications International Corporation		Hanahan (Charleston)	SC	2005	100.0%	302,400	1,476,000	4.88	1.6	13,374,441	-0-
20	International Paper Company		Kenton	OH	2017	100.0%	298,472	1,243,000	4.16	9.9	17,881,607	12,000,000
21	FedEx Ground Package System, Inc.		Jacksonville	FL	2015	100.0%	297,579	1,999,000	6.72	12.3	30,732,090	17,370,102
22	Western Container Corp. (Coca-Cola)		Tolleson (Phoenix)	AZ	2003	100.0%	283,358	1,352,000	4.77	9.6	16,824,226	4,525,118
23	International Paper Company		Edwardsville (Kansas City)	KS	2014	100.0%	280,000	1,337,000	4.78	5.9	18,294,108	9,931,292
24	NF&M International, Inc.	(B)	Monaca (Pittsburgh)	PA	1988	100.0%	174,802	833,000	4.77	7.3	5,391,816	-0-
	Datatel Resources Corporation	(B)	Monaca (Pittsburgh)	PA	1988	100.0%	80,856	244,000	3.02	0.2	2,494,026	-0-
25	FedEx Ground Package System, Inc.		Orion	MI	2007	100.0%	245,633	1,908,000	7.77	5.8	22,885,636	-0-
26	FedEx Ground Package System, Inc.		Homestead (Miami)	FL	2017	100.0%	237,756	2,282,000	9.60	14.5	37,873,120	24,591,465
27	Anda Pharmaceuticals, Inc.		Olive Branch (Memphis, TN)	MS	2012	100.0%	234,660	1,200,000	5.11	4.8	14,550,000	8,171,480
28	UGN, Inc.		Monroe (Cincinnati)	OH	2015	100.0%	232,200	1,060,000	4.57	12.4	12,937,000	7,608,083
29	FedEx Ground Package System, Inc.		Colorado Springs	CO	2016	100.0%	225,362	1,832,000	8.13	8.3	28,500,000	17,632,728
30	Mickey Thompson Performance Tires and Wheels (Cooper Tire)		Stow	OH	2017	100.0%	219,765	1,500,000	6.83	9.9	18,934,065	12,700,000
31	Caterpillar Logistics Services, Inc.	(E)	Griffin (Atlanta)	GA	2006	100.0%	218,120	1,169,000	5.36	0.3	14,868,857	-0-
32	Fedex Ground Package System, Inc.		Ft. Myers	FL	2017	100.0%	213,672	1,415,000	6.62	9.9	21,623,000	14,021,964
33	FedEx Ground Package System, Inc.		Burlington (Seattle/Everett)	WA	2016	100.0%	210,445	1,962,000	9.32	12.9	30,228,547	18,839,050
34	FedEx Ground Package System, Inc.		Sauget (St. Louis, MO)	IL	2015	100.0%	198,773	1,036,000	5.21	11.7	15,204,950	9,145,097
35	Anheuser-Busch, Inc.		Granite City (St. Louis, MO)	IL	2001	100.0%	184,800	810,000	4.38	4.2	12,697,848	-0-
36	Carrier Corporation (United Technologies)		Carrollton (Dallas)	TX	2010	100.0%	184,317	1,576,000	8.55	1.3	17,819,203	7,233,486
37	FedEx Ground Package System, Inc.		Spring (Houston)	TX	2014	100.0%	181,176	1,581,000	8.73	7.0	19,283,798	8,537,878
38	Carlisle Tire & Wheel Company		Edwardsville (Kansas City)	KS	2003	100.0%	179,280	787,000	4.39	0.7	7,232,986	-0-
39	FedEx Ground Package System, Inc.		Ft. Mill (Charlotte, NC)	SC	2010	100.0%	176,939	1,415,000	8.00	6.1	15,413,307	1,346,845
40	FedEx Ground Package System, Inc.		Covington (New Orleans)	LA	2016	100.0%	175,315	1,260,000	7.19	7.8	18,410,000	11,814,941
41	FedEx Ground Package System, Inc.		Livonia (Detroit)	MI	2013	100.0%	172,005	1,194,000	6.94	4.5	13,762,030	6,912,375
42	Home Depot USA, Inc.		Montgomery (Chicago)	IL	2004	100.0%	171,200	988,000	5.77	2.8	11,298,367	-0-
43	FedEx Ground Package System, Inc.		Tampa	FL	2004	100.0%	170,779	1,624,000	9.51	8.8	19,696,227	5,910,953
44	FedEx Ground Package System, Inc.		Edinburg	TX	2011	100.0%	164,207	1,097,000	6.68	9.0	12,039,014	-0-
45	FedEx Ground Package System, Inc.		Lindale (Tyler)	TX	2015	100.0%	163,378	725,000	4.44	6.8	9,936,500	6,016,758
46	Bunzl Distribution Midcentral, Inc.		Kansas City	MO	2015	100.0%	158,417	747,000	4.72	4.0	9,651,226	6,799,803
47	FedEx Ground Package System, Inc.		Oklahoma City	OK	2012	100.0%	158,340	1,048,000	6.62	7.8	12,584,462	3,919,663
48	FedEx Ground Package System, Inc.		Waco	TX	2012	100.0%	150,710	1,078,000	7.15	7.9	12,551,368	4,524,045
49	FedEx Ground Package System, Inc.		Beltsville (Washington, DC)	MD	2001	100.0%	148,881	1,426,000	9.58	0.8	14,512,355	-0-
50	Victory Packaging, L.P.		Fayetteville	NC	1997	100.0%	148,000	496,000	3.35	3.4	5,451,629	-0-
51	FedEx Ground Package System, Inc.		El Paso	TX	2006	100.0%	144,149	1,345,000	9.33	6.0	12,431,192	-0-
52	FedEx Ground Package System, Inc.		Cocoa	FL	2008	100.0%	144,138	1,112,000	7.71	7.0	14,127,449	-0-
53	FedEx Ground Package System, Inc.		Cudahy (Milwaukee)	WI	2001	100.0%	139,564	832,000	5.96	9.8	9,382,361	-0-
54	Challenger Lifts, Inc. (Snap-on Inc.)		Louisville	KY	2016	100.0%	137,500	831,000	6.04	8.7	11,304,000	6,914,142
55	FedEx Ground Package System, Inc.		Richfield (Cleveland)	OH	2006	100.0%	131,152	1,493,000	11.38	7.0	16,435,478	2,724,856
56	General Electric Company		Imperial (Pittsburgh)	PA	2016	100.0%	125,860	1,315,000	10.45	8.3	19,950,000	11,963,800
57	FedEx Ground Package System, Inc.		Wheeling (Chicago)	IL	2003	100.0%	123,000	1,279,000	10.40	9.7	18,537,652	-0-
58	FedEx Ground Package System, Inc.		Altoona	PA	2014	100.0%	122,522	651,000	5.31	5.9	9,008,650	3,642,839
59	FedEx Corporation		Mechanicsville (Richmond)	VA	2001	100.0%	112,799	541,000	4.80	5.6	7,785,011	-0-
60	FedEx Corporation		Orlando	FL	2008	100.0%	110,638	666,000	6.02	10.2	8,554,432	4,098,856
61	Bunzl Distribution Oklahoma, Inc.		Oklahoma City	OK	2017	100.0%	110,361	721,000	6.53	6.9	8,728,439	5,935,346
62	Style Crest, Inc.		Winston-Salem	NC	2002	100.0%	106,507	381,000	3.58	3.5	7,238,613	-0-
63	FedEx Ground Package System, Inc.		Cheektowaga (Buffalo)	NY	2000	100.0%	104,981	966,000	9.20	1.9	10,960,823	-0-
64	FedEx Ground Package System, Inc.		West Chester Twp. (Cincinnati)	OH	1999	100.0%	103,818	537,000	5.17	5.9	5,733,686	1,820,753
65	FedEx Ground Package System, Inc.		Roanoke	VA	2013	100.0%	103,402	755,000	7.30	5.6	10,200,000	4,867,194
66	Pittsburgh Glass Works, LLC		O' Fallon (St. Louis)	MO	1994	100.0%	102,135	427,000	4.18	0.7	4,245,913	-0-

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 17 of 23

Property Table

(unaudited)

										Lease Exp.
					Fiscal Year		Square	Annual	Rent Per sf	Term in	Undepreciated		Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost		Balance
67	FedEx Ground Package System, Inc.		Green Bay	WI	2013	100.0%	99,102	$468,000	$4.72	5.7	$6,570,000		$2,956,605
68	Holland 1916 Inc.		Liberty (Kansas City)	MO	1998	100.0%	95,898	345,000	3.60	1.7	7,397,881		-0-
69	FedEx Corporation		Jacksonville	FL	1999	100.0%	95,883	518,000	5.40	1.7	6,329,784		-0-
70	FedEx Corporation		Tampa	FL	2006	100.0%	95,662	603,000	6.30	10.2	7,619,924		3,654,913
71	FedEx Ground Package System, Inc.		Hanahan (Charleston)	SC	2005	100.0%	91,776	675,000	7.35	0.8	7,614,653		773,234
72	National Oilwell Varco, Inc.		Houston	TX	2010	100.0%	91,295	750,000	8.22	5.0	8,148,458		2,619,835
73	FedEx Corporation		Omaha	NE	1999	100.0%	89,115	446,000	5.00	6.1	5,944,691		-0-
74	Joseph T. Ryerson and Son, Inc.		Elgin (Chicago)	IL	2002	100.0%	89,052	506,000	5.68	2.3	6,977,442		-0-
75	FedEx Ground Package System, Inc.		Huntsville	AL	2005	100.0%	88,653	605,000	6.82	8.8	6,661,811		589,073
76	Vacant		Ft. Myers	FL	2003	0.0%	87,500	(D) 325,000	na	-0-	5,017,448		-0-
77	CHEP USA, Inc.		Roanoke	VA	2007	100.0%	83,000	497,000	5.99	7.4	7,405,447		-0-
78	FedEx Corporation		Bedford Heights (Cleveland)	OH	2007	100.0%	82,269	408,000	4.96	0.9	6,919,836		-0-
79	RGH Enterprises, Inc. (Cardinal Health)		Halfmoon (Albany)	NY	2012	100.0%	75,000	601,000	8.01	4.2	5,525,600		-0-
80	FedEx Corporation		Schaumburg (Chicago)	IL	1997	100.0%	73,500	480,000	6.53	9.5	5,177,940		-0-
81	FedEx Corporation		Romulus (Detroit)	MI	1998	100.0%	71,933	370,000	5.14	3.7	4,667,506		-0-
82	FedEx Ground Package System, Inc.		Denver	CO	2005	100.0%	69,865	564,000	8.07	0.8	6,354,051		746,617
83	Tampa Bay Grand Prix		Tampa	FL	2005	100.0%	68,385	293,000	4.28	3.0	5,677,982		-0-
84	FedEx Ground Package System, Inc.		Colorado Springs	CO	2006	100.0%	68,370	644,000	9.42	1.0	7,204,472		1,043,704
85	Sherwin-Williams Company		Rockford	IL	2011	100.0%	66,387	479,000	7.22	6.3	5,551,225		-0-
86	Kellogg Sales Company		Kansas City	MO	2007	100.0%	65,067	325,000	4.99	0.8	4,800,474		-0-
87	Various Tenants at Retail Shopping Center		Somerset	NJ	1970	100.0%	64,220	792,000	12.33	na	3,072,890		-0-
88	The American Bottling Company (Dr Pepper Snapple)		Cincinnati	OH	2015	100.0%	63,840	479,000	7.50	12.0	6,750,000		-0-
89	FedEx Corporation		Chattanooga	TN	2007	100.0%	60,637	317,000	5.23	5.1	5,016,518		-0-
90	SOFIVE, Inc.		Carlstadt (New York, NY)	NJ	2001	100.0%	60,400	548,000	9.07	7.3	4,903,589		1,743,353
91	FedEx Ground Package System, Inc.		Stewartville (Rochester)	MN	2013	100.0%	60,398	372,000	6.16	5.7	5,220,000		2,369,334
92	Carrier Enterprise, LLC (United Technologies)		Richmond	VA	2004	100.0%	60,000	320,000	5.33	1.2	4,768,309		-0-
93	FedEx Ground Package System, Inc.		Augusta	GA	2005	100.0%	59,358	453,000	7.63	0.7	5,363,305		562,454
94	Kellogg Sales Company		Newington (Hartford)	CT	2001	100.0%	54,812	329,000	6.00	2.4	3,494,108		-0-
95	Siemens Real Estate		Lebanon (Cincinnati)	OH	2012	100.0%	51,130	479,000	9.37	1.6	4,452,425		-0-
96	Kellogg Sales Company		Orangeburg (New York)	NY	1993	100.0%	50,400	328,000	6.51	0.4	3,895,675		-0-
97	FedEx Corporation		Charlottesville	VA	1999	100.0%	48,064	329,000	6.85	9.9	4,356,988		-0-
98	FedEx Ground Package System, Inc.		Corpus Christi	TX	2012	100.0%	46,253	469,000	10.14	3.9	4,771,913		-0-
99	The American Bottling Company (Dr Pepper Snapple)		Tulsa	OK	2014	100.0%	46,240	260,000	5.62	6.4	3,748,031		1,812,575
100	Heartland Coca-Cola Bottling Company, LLC (Coca-Cola)		Topeka	KS	2009	100.0%	40,000	332,000	8.30	4.0	3,679,843		1,119,836
101	Collins Aerospace Systems (United Technologies)		Rockford	IL	2015	100.0%	38,833	362,000	9.32	9.8	5,100,000		-0-
102	Vacant	(F)	Urbandale (Des Moines)	IA	1994	0.0%	36,270	(D) 94,000	na	-0-	2,256,613		-0-
103	FedEx Corporation		Richland (Jackson)	MS	1994	100.0%	36,000	120,000	3.33	6.5	1,900,691		-0-
104	FedEx Corporation		Punta Gorda	FL	2007	100.0%	34,624	286,000	8.26	9.8	4,133,510		-0-
105	FedEx Corporation		Lakeland	FL	2006	100.0%	32,105	155,000	4.83	0.2	1,982,532		-0-
106	FedEx Corporation		Augusta	GA	2006	100.0%	30,184	121,000	4.01	5.2	1,977,779		-0-
107	Graybar Electric Company		Ridgeland (Jackson)	MS	1993	100.0%	26,340	109,000	4.14	1.8	1,858,591		-0-
108	Sherwin-Williams Company		Burr Ridge (Chicago)	IL	1997	100.0%	12,500	161,000	12.88	4.1	1,692,901		-0-
	Total as of 9/30/17					99.3%	18,790,021	$111,048,000	$5.93	7.9	$1,452,823,537	(C)	$598,962,567

	Acquisitions Subsequent to 9/30/17
	FedEx Corporation		Charleston	SC	2018	100%	121,683	1,312,000	10.78	14.9
	Pro Forma Total					99.3%	18,911,704	$112,360,000	$5.96	7.9

	Leasing Activity Subsequent to 9/30/17
	Rinnai America Corporation	(E)	Griffin	GA	2006	-	-	$831,000	3.81	3.3
	FBM Gypsum Supply of Illinois, LLC	(F)	Urbandale (Des Moines)	IA	1994	-	-	$172,000	$4.74	10.2
	Pro Forma Total					99.5%	18,911,704		$5.94	8.0

(A) Both tenants occupy one property.

(B) Both tenants occupy one property.

Other than these two properties indicated in footnotes (A) and (B) and the one retail property, all other properties are single-tenant.

(C) Does not include unamortized debt issuance costs of $7,598,196.

(D) Includes rental revenue from property during Fiscal 2017 prior to becoming vacant.

(E) Effective December 31, 2017, Caterpillar Logistics Services, Inc. will vacate the Company’s 218,120 square foot building, located in Griffin, GA and Rinnai America Corporation will take occupancy effective January 1,2018. The new 3 year lease agreement will go through December 31, 2020 with an initial annual rent of $807,044, representing $3.70 per square foot, and 3.0% annual increases thereafter.

(F) Entered into a 10.2 year lease agreement through December 31, 2027 with FBM Gypsum Supply of Illinois, LLC. The lease commenced on November 1, 2017, with 2 months of free rent, after which initial annual rent of $159,888, representing $4.40 per square foot, will commence with 2.0% annual increases thereafter.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 18 of 23

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), core funds from operations (“Core FFO”), net operating income (“NOI”), Same Property NOI, Same Property Cash NOI, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO, Core FFO and AFFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that is also adjusts to exlude for the effects of acquisitions costs and costs associated with the redemption of preferred stock. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as interest expense and general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a supplemental tool to evaluate the Company’s performance. In addition, NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO, Core FFO and AFFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value. As used herein, the Company calculates the following non-U.S. GAAP measures as follows:

FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), to be equal to net income applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on securities investments. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance and is used by industry analysts and investors as a supplemental operating performance measure of a REIT.

Core FFO is calculated as FFO plus acquisition costs and costs associated with the Redemption of Preferred Stock.

AFFO is calculated as Core FFO plus amortization of financing costs; stock compensation expense, deprecation of corporate office tenant improvements and non-recurring other expenses, less gain on sale of securities transactions; effects of non-cash U.S. GAAP straight-line rent adjustments and recurring capital expenditures. Recurring capital expenditures are defined as all capital expenditures, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal.

NOI from property operations is calculated as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, costs associated with the redemption of preferred stock, general & administrative expenses, acquisitions costs, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, less dividend and interest income and gain on sale of securities transactions. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance and other expenses.

Same Property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties expanded during the periods presented.

Same Property Cash NOI is calculated as the Same Property NOI adjusted to exclude the effect of non-cash U.S. GAAP straight-line rent adjustment for the properties included in the Same Property NOI calculation.

Adjusted EBITDA is calculated as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, costs associated with the redemption of preferred stock, depreciation and amortization, interest expense, including amortization of financing costs, acquisition costs, net amortization of acquired above and below market lease revenue and loss on sale of real estate investment, less gain on sale of securities transactions.

FFO, Core FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, Core FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. FFO, Core FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 19 of 23

FOR IMMEDIATE RELEASE	November 29, 2017
Contact: Susan Jordan
732-577-9996

MONMOUTH REAL ESTATE REPORTS RESULTS FOR

THE FISCAL YEAR ENDED AND THE FOURTH QUARTER ENDED SEPTEMBER 30, 2017

FREEHOLD, NJ, November 29, 2017........ Monmouth Real Estate Investment Corporation (NYSE:MNR) reported Net Income Attributable to Common Shareholders of $22,942,000 or $0.32 per diluted share for the fiscal year ended September 30, 2017 as compared to $20,532,000 or $0.31 per diluted share for the fiscal year ended September 30, 2016, representing an increase of 3.2%. Funds From Operations (FFO) were $54,443,000 or $0.75 per diluted share for the fiscal year ended September 30, 2017 as compared to $46,598,000 or $0.71 per diluted share for the fiscal year ended September 30, 2016, representing an increase in FFO per share of 5.6%. Core Funds from Operations (Core FFO) were $57,088,000 or $0.79 per diluted share for the fiscal year ended September 30, 2017 as compared to $50,271,000 or $0.77 per diluted share for the fiscal year ended September 30, 2016, representing an increase in Core FFO per share of 2.6%. Adjusted Funds from Operations (AFFO), for the fiscal year ended September 30, 2017 were $54,880,000 or $0.76 per diluted share versus $45,865,000 or $0.70 per diluted share for the fiscal year ended September 30, 2016, representing an increase in AFFO per share of 8.6%.

Net Income Attributable to Common Shareholders for the three months ended September 30, 2017 was $6,726,000 or $0.09 per diluted share as compared to $4,685,000 or $0.07 per diluted share for the three months ended September 30, 2016, representing an increase in Net Income Attributable to Common Shareholders per share of 28.6%. FFO was $15,395,000 or $0.21 per diluted share for the three months ended September 30, 2017 as compared to $11,866,000 or $0.17 per diluted share for the three months ended September 30, 2016, representing an increase in FFO per share of 23.5%. Core FFO for the three months ended September 30, 2017 was $15,395,000 or $0.21 per diluted share as compared to $14,993,000 or $0.22 per diluted share for the three months ended September 30, 2016, representing a decrease in Core FFO per share of 4.5%. AFFO for the three months ended September 30, 2017 was $15,470,000 or $0.21 per diluted share versus $11,964,000 or $0.18 per diluted share for the three months ended September 30, 2016, representing an increase in AFFO per share of 16.7%.

A summary of significant financial information for the three and twelve months ended September 30, 2017 and 2016 is as follows:

	Three Months Ended September 30,
	2017	2016
Rental Revenue	$26,368,000	$22,127,000
Reimbursement Revenue	$4,079,000	$3,449,000
Net Operating Income (NOI) (1)	$26,047,000	$21,845,000
Total Expenses	$15,584,000	$13,943,000
Dividend and Interest Income	$2,300,000	$1,566,000
Gain on Sale of Securities Transactions, net	$18,000	$3,239,000
Net Income	$10,262,000	$10,193,000
Net Income Attributable to Common Shareholders	$6,726,000	$4,685,000
Net Income Attributable to Common Shareholders Per Diluted Common Share	$0.09	$0.07
FFO (1)	$15,395,000	$11,866,000
FFO per Diluted Common Share (1)	$0.21	$0.17
Core FFO (1)	$15,395,000	$14,993,000
Core FFO per Diluted Common Share (1)	$0.21	$0.22
AFFO (1)	$15,470,000	$11,964,000
AFFO per Diluted Common Share (1)	$0.21	$0.18
Dividends Declared per Common Share	$0.16	$0.16

Weighted Avg. Diluted Common Shares Outstanding	74,800,000	68,159,000

	Twelve Months Ended September 30,
	2017	2016
Rental Revenue	$97,660,000	$81,592,000
Reimbursement Revenue	$15,886,000	$13,324,000
Net Operating Income (NOI) (1)	$96,231,000	$80,187,000
Total Expenses	$56,763,000	$49,484,000
Dividend and Interest Income	$6,931,000	$5,616,000
Gain on Sale of Securities Transactions, net	$2,312,000	$4,399,000
Net Income	$40,271,000	$32,495,000
Net Income Attributable to Common Shareholders	$22,942,000	$20,532,000
Net Income Attributable to Common Shareholders Per Diluted Common Share	$0.32	$0.31
FFO (1)	$54,443,000	$46,598,000
FFO per Diluted Common Share (1)	$0.75	$0.71
Core FFO (1)	$57,088,000	$50,271,000
Core FFO per Diluted Common Share (1)	$0.79	$0.77
AFFO (1)	$54,880,000	$45,865,000
AFFO per Diluted Common Share (1)	$0.76	$0.70
Dividends Declared per Common Share	$0.64	$0.64

Weighted Avg. Diluted Common Shares Outstanding	72,250,000	65,558,000

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 20 of 23

A summary of significant balance sheet information as of September 30, 2017 and 2016 is as follows:

	September 30, 2017	September 30, 2016
Net Real Estate Investments	$1,266,391,000	$1,013,103,000
Securities Available for Sale at Fair Value	$123,765,000	$73,605,000
Total Assets	$1,443,038,000	$1,223,486,000
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$591,364,000	$477,476,000
Loans Payable	$120,091,000	$80,791,000
Total Shareholders’ Equity	$712,866,000	$597,858,000

Michael P. Landy, President and CEO, commented on the results for the fiscal year 2017,

“Fiscal 2017 was a very productive year for Monmouth. Our Company executed exceptionally well and our achievements were many. During the year, the Company accomplished the following:

Solid Financial Results

●	Generated AFFO per share growth of 9%
●	Increased our Gross Revenue by 20% to $120.5 million
●	Increased our Net Operating Income by 20% to $96.2 million
●	Generated 3% per share growth in Net Income Attributable to Common Shareholders
●	Increased our common stock dividend by 6.25% on October 2, 2017, representing our second dividend increase in three years

Strong Growth Record and Solid Pipeline

●	Acquired 2.8 million square feet of high-quality industrial space for $286.5 million comprising 10 brand new, Class A built-to-suit properties, all leased long term, of which 77% is leased to investment grade tenants
●	Completed two expansion projects for approximately $5.6 million, adding additional rental space of 51,000 square feet
●	Generated 17% year-over-year growth in gross leasable area from acquisitions and expansions
●	Entered into commitments to purchase four new build-to-suit properties containing approximately 1,653,000 total square feet, for a purchase price of approximately $139.3 million scheduled to close over the next several quarters, including one property we acquired subsequent to fiscal yearend

Strong Portfolio Performance

●	Renewed 11 of the 13 leases totaling 1.4 million square feet that were scheduled to expire in fiscal 2017, resulting in a 92% tenant retention rate
●	Maintained a sector leading occupancy rate of 99.3% at fiscal yearend, representing our second consecutive year with above 99% occupancy
●	Extended our weighted average lease maturity from 7.4 years to 7.9 years

Compelling Returns and Strengthened Capitalization

●	Achieved a 19% total shareholder return for fiscal 2017, versus less than a 1% total return for the MSCI US REIT Index during the same period
●	Increased our total market capitalization by 22% to $2.2 billion at fiscal yearend
●	Raised $73.5 million in gross proceeds through our Series C Perpetual Preferred Stock follow-on offering at 6.125%
●	Raised $36.4 million in gross proceeds from the issuance of shares of our 6.125% Series C Perpetual Preferred Stock through our Preferred Stock ATM Program
●	Raised approximately $91.9 million in equity through our Dividend Reinvestment and Stock Purchase Plan
●	Redeemed our high coupon 7.625% Series A Preferred Stock and our high coupon 7.875% Series B Preferred Stock
●	Extended our weighted average debt maturity from 9.6 years to 10.2 years at fiscal yearend
●	Reduced our weighted average interest rate on our fixed rate debt from 4.5% to 4.2%, and
●	Generated $2.3 million in net realized gains in addition to the $6.6 million in unrealized gains we held at fiscal yearend on our REIT securities investments.”

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 21 of 23

Mr. Landy stated, “On behalf of the talented team at Monmouth, I am happy to report these exceptional results. The above metrics reflect a strong Company that has clearly enhanced its position over the year. Our business model of investing in well-located, modern industrial buildings, leased primarily to investment-grade tenants has provided our shareholders with reliable returns throughout the business cycle. The high quality of our portfolio is evidenced by our 99.3% occupancy rate as well as the 92% tenant retention rate achieved this fiscal year.”

“During fiscal 2017, we grew our gross leasable area (GLA) by 17%. We acquired $286.5 million of brand new, Class A built-to-suit properties of which 77% is leased to investment-grade tenants, and we completed two property expansions. Approximately 85% of our rental revenue is generated by investment-grade tenants with the remaining 15% secured by unrated but very strong credits as well. Our securities portfolio delivered strong results this year, generating $2.3 million in net realized gains in addition to the $6.6 million in unrealized gains we held at fiscal yearend.”

“A continuing theme here has been to capitalize on this protracted period of historically low interest rates by extending our debt maturities out as far as possible, and by reducing our cost of capital throughout our capital structure. During the fiscal year, we finished successfully replacing all $111 million of our high-dividend Series A and Series B Preferred Stock, which had a weighted average coupon of 7.75% with our new 6.125% Series C Perpetual Preferred Stock. This will result in approximately $1.8 million in annual preferred dividend savings going forward. During the fourth quarter, we put in place our Preferred Stock ATM Program which raised $36.4 million in gross proceeds through the fiscal yearend. Monmouth’s fixed rate debt has a weighted average maturity of 11.6 years representing one of the longest debt maturity schedules in the entire REIT sector.”

“Subsequent to fiscal yearend, on October 2, 2017, we announced a 6.25% increase in our common stock dividend. This represents our second dividend increase in three years. Additionally, as a result of maintaining our cash dividend throughout the global financial crisis, and generating consistently strong annual per share cash flow growth, we have outperformed the MSCI REIT Index and the S&P 500 by substantial margins over the short, mid, and long term.”

“Subsequent to fiscal yearend, we also acquired a brand new built-to-suit property containing 122,000 square feet for $21.9 million and completed a parking lot expansion at one of our properties. This brings our current portfolio to a total of 109 properties containing 18.9 million square feet, geographically diversified across 30 states. With a weighted average building age of 9.1 years, Monmouth has one of the youngest and most state-of-the-art portfolios in the industrial REIT sector. Our acquisition pipeline now comprises three new properties containing 1.53 million total square feet, representing approximately $117.4 million in cost scheduled to close over the next several quarters. Our property portfolio has been built one high-quality acquisition at a time, and that discipline will remain a hallmark of our business philosophy going forward.”

“The continued migration toward ecommerce will once again be a leading demand driver for industrial space in 2018. This holiday season is expected to deliver record-breaking results for on-line sales and we are working very closely with some of our tenants in order to continue to capture the growth in consumer spending that is heading our way. Fiscal 2018 is poised to be another successful year at Monmouth and I look forward to reporting on our progress throughout the year.”

Monmouth Real Estate Investment Corporation will host its Fourth Quarter and FY 2017 Financial Results Webcast and Conference Call on Thursday, November 30, 2017 at 10:00 a.m. Eastern Time. Senior management will discuss the results, current market conditions and future outlook.

The Company’s Fourth Quarter and FY 2017 financial results being released herein will be available on the Company’s website at www.mreic.reit in the Investor Relations section, under Filings and Reports.

To participate in the Webcast, select the 4Q2017 Webcast and Earnings Call “Link to Webcast” on the homepage of the Company’s website at www.mreic.reit, in the Highlights section, which is located towards the bottom of the homepage. Interested parties can also participate via conference call by calling toll free 877-510-5852 (domestically) or 412-902-4138 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, November 30, 2017. It will be available until February 1, 2018, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10111763. A transcript of the call and the webcast replay will be available at the Company’s website on the Investor Relations homepage, www.mreic.reit.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the U.S. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 109 properties containing a total of approximately 18.9 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1)	Non-U.S. GAAP Information: FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents net income applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. We define Core FFO as FFO, excluding acquisition costs and costs associated with the Redemption of Preferred Stock. We define AFFO as Core FFO excluding lease termination income, gains or losses on securities transactions, stock based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, non-recurring other expense, the effect of non-cash U.S. GAAP straight-line rent adjustments and less recurring capital expenditures. We define recurring capital expenditures as all capital expenditures, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We define NOI from property operations as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, general & administrative expenses, acquisitions costs, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, less dividend and interest income and gain on sale of securities transactions. The components of NOI consists of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance and other expenses. Adjusted EBITDA is calculated as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends; depreciation and amortization; interest expense, including amortization of financing costs; acquisition costs; net amortization of acquired above and below market lease revenue and loss on sale of real estate investment, less gain on sale of securities transactions. FFO, Core FFO and AFFO per diluted common share are defined as FFO, Core FFO and AFFO divided by weighted average diluted common shares outstanding. FFO, Core FFO and AFFO per diluted common share, as well as NOI and Adjusted EBITDA, should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs). FFO, Core FFO and AFFO per diluted common share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis. However, other REITs may use different methodologies to calculate FFO, Core FFO and AFFO per diluted share and, accordingly, our FFO, Core FFO and AFFO per diluted share may not be comparable to all other REITs. The items excluded from FFO, Core FFO and AFFO per diluted common share are significant components in understanding the Company’s financial performance.

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 22 of 23

FFO, Core FFO and AFFO per diluted common share (A) do not represent cash flow from operations as defined by accounting principles generally accepted in the United States of America; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (C) are not alternatives to cash flow as a measure of liquidity. FFO, Core FFO and AFFO per diluted common share, as well as NOI, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The following is a reconciliation of the Company’s U.S. GAAP Net Income to the Company’s FFO, Core FFO and AFFO for the three and twelve months ended September 30, 2017 and 2016:

	Three Months Ended		Twelve Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net Income Attributable to Common Shareholders	$6,726,000	$4,685,000	$22,942,000	$20,532,000
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	8,146,000	6,541,000	29,479,000	23,932,000
Plus: Amortization of Intangible Assets	301,000	264,000	1,072,000	1,178,000
Plus: Amortization of Capitalized Lease Costs	222,000	376,000	855,000	956,000
Plus: Loss on Sale of Real Estate Investment	-0-	-0-	95,000	-0-
FFO Attributable to Common Shareholders	15,395,000	11,866,000	54,443,000	46,598,000
Plus: Acquisition Costs	-0-	185,000	178,000	731,000
Plus: Redemption of Preferred Stock	-0-	2,942,000	2,467,000	2,942,000
Core FFO Attributable to Common Shareholders	15,395,000	14,993,000	57,088,000	50,271,000
Plus: Stock Compensation Expense	184,000	620,000	625,000	926,000
Plus: Depreciation of Corporate Office Capitalized Costs	39,000	35,000	157,000	124,000
Plus: Amortization of Financing Costs	285,000	403,000	1,234,000	1,116,000
Plus: Non-recurring other expense	-0-	-0-	-0-	500,000
Less: Gain on Sale of Securities Transactions, net	(18,000)	(3,239,000)	(2,312,000)	(4,399,000)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(103,000)	(538,000)	(1,028,000)	(1,710,000)
Less: Recurring Capital Expenditures	(312,000)	(310,000)	(884,000)	(963,000)
AFFO Attributable to Common Shareholders	$15,470,000	$11,964,000	$54,880,000	$45,865,000

The following are the Cash Flows provided (used) by Operating, Investing and Financing Activities for the twelve months ended September 30, 2017 and 2016:

	Twelve Months Ended
	9/30/2017	9/30/2016

Operating Activities	$73,868,000	$54,700,000
Investing Activities	(339,071,000)	(227,845,000)
Financing Activities	179,680,000	256,821,000

# # # # #

Fourth Quarter FY 2017 & FY 2017 Supplemental of Monmouth Real Estate Investment Corp. Page 23 of 23